EXHIBIT 99

                         FORM 4 JOINT FILER INFORMATION



Name: Polar Capital Corporation

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Sun-Times Media Group Inc. [SVN]

Date of Event requiring statement: April 30, 2009





/s/  Tom Sabourin
---------------------------
Tom Sabourin
Vice President



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                         FORM 4 JOINT FILER INFORMATION



Name: Mr. John Paul Sabourin

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Sun-Times Media Group Inc. [SVN]

Date of Event requiring statement: April 30, 2009






/s/  John Paul Sabourin
---------------------------
John Paul Sabourin











                                   Page 4 of 4